GE CAPITAL MORTGAGE SERVICES, INC.

SERVICER'S CERTIFICATE

NOVEMBER 1996

REMIC Multi-Class Pass-Through Certificates

Series 1994-11


              With respect to the Agreement and as of the Determination Date for this month:

          A.  Mortgage Loan Information:

                1.  Aggregate Scheduled Monthly Payments:
                                          (a)  Principal  ....$      494,804.91
                                          (b)  Interest  .....$    2,822,871.12
                                          (c)  Total  ........$    3,317,676.03

                2.  Aggregate Monthly Payments Received and Monthly
                     Advances made this month:

                                          (a)  Principal  ....$      494,804.91
                                          (b)  Interest  .....$    2,740,650.81
                                          (c)  Total  ........$    3,235,455.72

                3.  Aggregate Principal Prepayments in part received
                     and applied in prior month:  ............$      115,696.27

                4.  Aggregate Principal Prepayments in full received
                     in prior month:

                                          (a)  Principal  ....$    1,754,537.40
                                          (b)  Interest  .....$        6,541.53
                                          (c)  Total  ........$    1,761,078.93

                5.  Aggregate Insurance Proceeds (including purchases of
                     Mortgage Loans by primary mortgage insurers) for prior month:

                                          (a)  Principal  ....$            0.00
                                          (b)  Interest  .....$            0.00
                                          (c)  Total  ........$            0.00

               6.  Aggregate Liquidation Proceeds for prior month:

                                          (a)  Principal  ....$            0.00
                                          (b)  Interest  .....$            0.00
                                          (c)  Total  ........$            0.00

               7.  Aggregate Purchase Prices for Defaulted and Modified
                    Mortgage Loans:

                                          (a)  Principal  ....$            0.00
                                          (b)  Interest  .....$            0.00
                                          (c)  Total  ........$            0.00

                8.  Aggregate Purchase Prices (and substitution adjustments)
                     for Defective Mortgage Loans:
                                          (a)  Principal  ....$            0.00
                                          (b)  Interest  .....$            0.00
                                          (c)  Total  ........$            0.00

                9.  Pool Scheduled Principal Balance:  .......$  463,877,217.47

               10.  Available Funds:  ........................$    5,112,230.92

               11.  Realized Losses for prior month: .........$            0.00

               12.  Aggregate Realized Losses and Debt Service
                      Reductions:

                      (a) Deficient Valuations: ..............$            0.00
                      (b) Bankruptcy Losses: .................$            0.00
                      (c) Special Hazard Losses: .............$            0.00
                      (d) Fraud Losses: ......................$            0.00
                      (e) Excess Bankruptcy Losses: ..........$            0.00
                      (f) Excess Special Hazard Losses: ......$            0.00
                      (g) Excess Fraud Losses: ...............$            0.00
                      (h)  Debt Service Reductions: ..........$            0.00

               13.  Accrued Certificate Interest, Unpaid Class Interest
                      Shortfalls and Pay-out Rate:

      Class 11-A1...$           471,004.17 $             0.00        6.48899585%
      Class 11-A2...$            68,687.80 $             0.00        9.98307155%
      Class 11-A3...$            80,789.82 $             0.00        6.48899564%
      Class 11-A4...$           236,422.55 $             0.00        5.89001166%
      Class 11-A5...$           122,160.76 $             0.00        6.48899615%
      Class 11-A6...$            93,960.66 $             0.00        6.48899586%
      Class 11-A7...$            58,342.13 $             0.00        5.82911496%
      Class 11-A8...$            31,584.09 $             0.00        8.20468719%
      Class 11-A9...$            85,996.27 $             0.00        6.48899625%
      Class 11-A10..$           159,672.55 $             0.00        6.48899553%
      Class 11-A11..$           229,322.73 $             0.00        6.48899590%
      Class 11-A12..$           311,832.13 $             0.00        6.48899589%
      Class 11-A13..$           275,498.85 $             0.00        6.48899580%
      Class 11-A14..$           122,716.55 $             0.00        6.48899553%
      Class 11-A15..$             6,391.49 $             0.00        6.48899872%
      Class 11-M....$            62,742.17 $             0.00        6.48899622%
      Class 11-B1...$            41,826.36 $             0.00        6.48899601%
      Class 11-B2...$            27,885.99 $             0.00        6.48899553%
      Class 11-B3...$            16,731.60 $             0.00        6.48899788%
      Class 11-B4...$             2,785.98 $             0.00        6.48901672%
      Class 11-B5...$            14,846.49 $             0.00        6.48898148%
      Class 11-S....$           225,988.97 $             0.00        0.58164347%
      Class 11-R....$                 0.00 $             0.00        0.00000000%

               14.  Principal distributable:
Class 11-A1....     $         2,112,419.92     Class 11-A12... $            0.00
Class 11-A2....     $                 0.00     Class 11-A13... $            0.00
Class 11-A3....     $           179,505.45     Class 11-A14... $            0.00
Class 11-A4....     $                 0.00     Class 11-A15... $            0.00
Class 11-A5....     $                 0.00     Class 11-M..... $       12,313.62
Class 11-A6....     $                 0.00     Class 11-B1.... $        8,208.73
Class 11-A7....     $                 0.00     Class 11-B2.... $        5,472.83
Class 11-A8....     $                 0.00     Class 11-B3.... $        3,283.70
Class 11-A9....     $                 0.00     Class 11-B4.... $          546.77
Class 11-A10...     $                 0.00     Class 11-B5.... $        2,913.74
Class 11-A11...     $           169,481.86     Class 11-R..... $            0.00

              15.  Additional distributions to the Class 11-R Certificate
                     pursuant to Section 4.01(b): ............ $            2.23

              16.  Certificate Interest Rates of:

                    Class 11-A7 Certificates       5.83900000%
                    Class 11-A8 Certificates       8.21860000%
                    Class 11-S Certificates.       0.58270000%

          B.  Other Amounts:

                1.  Senior Percentage for such Distribution Date      93.383374%

                2.  Senior Prepayment Percentage for such Dist       100.000000%

                3.  Junior Percentage for such Distribution Da         6.616626%

                4.  Junior Prepayment Percentage for such Dist         0.000000%

                5.  Subordinate Certificate Writedown Amount for such
                     Distribution Date: ......................$            0.00

                6.  Prepayment Distribution Triggers satisfied:

                                                    YES                 NO
                           Class 11-B1......         X
                           Class 11-B2......         X
                           Class 11-B3......         X
                           Class 11-B4......         X
                           Class 11-B5......         X

     Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                                           GE CAPITAL MORTGAGE SERVICES, INC.


                                           By:
                                              --------------------------------
                                                 Karen Pickett

GE CAPITAL MORTGAGE SERVICES, INC.

MONTHLY STATEMENT

NOVEMBER 1996

REMIC Multi-Class Pass-Through Certificates

Series 1994-11


(a)    The amounts below are for a Single Certificate of $1,000.

        i)  The amount of such distribution allocable to principal:
Class 11-A1....     $          16.01907893     Class 11-A12... $      0.00000000
Class 11-A2....     $           0.00000000     Class 11-A13... $      0.00000000
Class 11-A3....     $           5.86983585     Class 11-A14... $      0.00000000
Class 11-A4....     $           0.00000000     Class 11-A15... $      0.00000000
Class 11-A5....     $           0.00000000     Class 11-M..... $      1.03163706
Class 11-A6....     $           0.00000000     Class 11-B1.... $      1.03163630
Class 11-A7....     $           0.00000000     Class 11-B2.... $      1.03163619
Class 11-A8....     $           0.00000000     Class 11-B3.... $      1.03163682
Class 11-A9....     $           0.00000000     Class 11-B4.... $      1.03164151
Class 11-A10...     $           0.00000000     Class 11-B5.... $      0.99767107
Class 11-A11...     $           3.68438826     Class 11-R..... $      0.00000000

          Principal Prepayments included in the above principal distribution (including the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to Section 2.02,
          2.03 (b) or 3.16, respectively,  and any amounts deposited pursuant to
          Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to Section 2.02 or 2.03(a), the proceeds of which are being distributed on such Distribution Date);

Class 11-A1....                12.84544492     Class 11-A12...        0.00000000
Class 11-A2....                 0.00000000     Class 11-A13...        0.00000000
Class 11-A3....                 4.70692812     Class 11-A14...        0.00000000
Class 11-A4....                 0.00000000     Class 11-A15...        0.00000000
Class 11-A5....                 0.00000000     Class 11-M.....        0.00000000
Class 11-A6....                 0.00000000     Class 11-B1....        0.00000000
Class 11-A7....                 0.00000000     Class 11-B2....        0.00000000
Class 11-A8....                 0.00000000     Class 11-B3....        0.00000000
Class 11-A9....                 0.00000000     Class 11-B4....        0.00000000
Class 11-A10...                 0.00000000     Class 11-B5....        0.00000000
Class 11-A11...                 2.95445242     Class 11-R.....        0.00000000

       ii) The amount of such distribution to the Certificateholders of each class, allocable to Interest:

Class 11-A1....                 3.57175811     Class 11-A13...        5.37223295
Class 11-A2....                 8.31922629     Class 11-A14...        6.39148698
Class 11-A3....                 2.64183055     Class 11-A15...        6.39149000
Class 11-A4....                 4.90834305     Class 11-M.....        5.25654910
Class 11-A5....                 5.40749679     Class 11-B1....        5.25654895
Class 11-A6....                 5.40749655     Class 11-B2....        5.25654854
Class 11-A7....                 4.66971572     Class 11-B3....        5.25655042
Class 11-A8....                 6.57279142     Class 11-B4....        5.25656604
Class 11-A9....                 5.19834794     Class 11-B5....        5.08347126
Class 11-A10...                 5.40749627     Class 11-S.....        0.42597189
Class 11-A11...                 4.98527674     Class 11-R.....        0.00000000
Class 11-A12...                 5.28529034

       iii)  The amount of servicing compensation received by
             during the month preceding the month of distribut        0.15954404

(b)  The amounts below are for the aggregate of all Certificat

       iv)   The Pool Scheduled Principal Balances of each Mortgage Pool on the preceding Due Date after giving effect to all distributions
             allocable to principal made on such Distribution   $ 463,877,217.47

            The aggregate number of loans included in the Pool Scheduled
            Principal Balances ..................................          1,665

       v)    The Class Certificate Principal Balance of each Class and the
             Certificate Principal Balance of a Single Certificate of each Class after giving effect to all distributions allocable to principal made on such Distribution Date and the allocation of any Realized
             Losses and any Subordinate Writedown Certificate Amount for such
             Distribution Date:

                                            Class Certificate        Single
                                            Principal Balance   Certificate Balance
                                            -----------------   -------------------
         Class 11-A1.......................$    84,989,655.20            644.50
         Class 11-A2.......................$     8,256,513.00          1,000.00
         Class 11-A3.......................$    14,760,831.92            482.68
         Class 11-A4.......................$    48,167,487.00          1,000.00
         Class 11-A5.......................$    22,591,000.00          1,000.00
         Class 11-A6.......................$    17,376,000.00          1,000.00
         Class 11-A7.......................$    12,010,494.99            961.32
         Class 11-A8.......................$     4,619,421.45            961.32
         Class 11-A9.......................$    15,903,156.68            961.32
         Class 11-A10......................$    29,528,000.00          1,000.00
         Class 11-A11......................$    42,238,816.79            918.24
         Class 11-A12......................$    57,666,634.75            977.40
         Class 11-A13......................$    50,947,578.04            993.48
         Class 11-A14......................$    22,816,500.11          1,188.36
         Class 11-A15......................$     1,188,359.36          1,188.36
         Class 11-M........................$    11,590,498.51            971.05
         Class 11-B1.......................$     7,726,675.36            971.05
         Class 11-B2.......................$     5,151,440.57            971.05
         Class 11-B3.......................$     3,090,864.33            971.05
         Class 11-B4.......................$       514,658.56            971.05
         Class 11-B5.......................$     2,742,630.85            939.08
         Class 11-S........................$   463,877,217.47            874.37
         Class 11-R........................$             0.00              0.00

      vi)   The Pay-out Rate applicable to each class of Certificates:

Class 11-A1....                 6.48899585%    Class 11-A13...        6.48899580%
Class 11-A2....                 9.98307155%    Class 11-A14...        6.48899553%
Class 11-A3....                 6.48899564%    Class 11-A15...        6.48899872%
Class 11-A4....                 5.89001166%    Class 11-M.....        6.48899622%
Class 11-A5....                 6.48899615%    Class 11-B1....        6.48899601%
Class 11-A6....                 6.48899586%    Class 11-B2....        6.48899553%
Class 11-A7....                 5.82911496%    Class 11-B3....        6.48899788%
Class 11-A8....                 8.20468719%    Class 11-B4....        6.48901672%
Class 11-A9....                 6.48899625%    Class 11-B5....        6.48898148%
Class 11-A10...                 6.48899553%    Class 11-S.....        0.58164347%
Class 11-A11...                 6.48899590%    Class 11-R.....        0.00000000%
Class 11-A12...                 6.48899589%

     vii) The following pertains to any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan:

                    book value................................$             0.00
                    unpaid principal balance..................$             0.00
                    number of related mortgage loans..........                 0

      viii)   The aggregate number and aggregate Principal Balances of Mortgage
              Loans which, as of the close of business on the last day of the month preceding the related Determination Date, were;

               (a)  delinquent
                        (1)  30-59 days
                             Number       15 Principal Balance $    3,791,801.43
                        (2)  60-89 days
                             Number       1  Principal Balance $       50,596.73
                        (3)  90 days or more
                             Number       1  Principal Balance $      341,166.84

               (b)  in foreclosure
                             Number       4  Principal Balance $      924,983.58

       ix)   The Scheduled Principal Balance of any Mortgage Loan replaced pursuant to Section 2.03(b), and of any Modified Mortgage Loan
             purchased pursuant to Section 3.01               ($            0.00

        x) Certificate Interest Rates of the following classes applicable to the Interest Accrual Period for such Distribution Date;

                    Class 11-A7 Certificates       5.83900000%
                    Class 11-A8 Certificates       8.21860000%
                    Class 11-S Certificates.          0.58270%

              Certificate Interest Rates of the following classes applicable to the current Interest Accrual Period;

                    Class 11-A7 Certificates       5.83400000%
                    Class 11-A8 Certificates       8.23160000%

       xi)  The Senior Percentage for such Distribution Date; .....    93.383374%

             The Junior Percentage for such Distribution Date; ....     6.616626%

      xii)  The Senior Prepayment Percentage for such Distribution.   100.000000%

             The Junior Prepayment Percentage for such Distribution.    0.000000%